UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

BLUE WORLD ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41256	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

244 Fifth Avenue, Suite B-88
 New York, NY 10001

(Address of principal executive offices)

(646) 998-9582

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A Ordinary Share, $0.0001 par value, one-half of one redeemable Warrant, each whole warrant to acquire one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	BWAQU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	BWAQ	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	BWAQW	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-tenth of one Class A Ordinary Share	BWAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the amended and restated memorandum and articles of association (the “Charter”) of Blue World Acquisition Corporation (the “Company”), the Company currently has until August 2, 2023 to complete its initial business combination, provided however the Company may extend the period of time to consummate a business combination up to April 2, 2024, each by an additional one-month extension, subject to Blue World Holdings Limited, the sponsor of the Company (the “Sponsor”) and/or its designee, depositing $60,000 into the trust account of the Company.

On July 31, 2023, a total of $60,000 was deposited into the trust account of the Company (the “Extension Fee”) to extend the timeline to complete a business combination for an additional one month from August 2, 2023 to September 2, 2023 (the “Extension”). Such deposit of the Extension Fee is evidenced by an unsecured promissory note (the “Extension Note”) in the principal amount of $60,000 to the Sponsor.

On July 31, 2023, the Company issued an unsecured promissory note (the “Sponsor Note”, together with the Extension Note, the “Notes”) in the amount of $120,000 to Sponsor. The proceeds of the Sponsor Note, which may be drawn down from time to time until the Company consummates its initial business combination, will be used as general working capital purposes.

The Notes bear no interest and are payable in full upon the consummation of the Company’s business combination (such date, the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Notes may be accelerated.

The payee of the Notes, the Sponsor, has the right, but not the obligation, to convert the Notes, in whole or in part, respectively, into private units (the “Units”) of the Company, each consisting of one Class A ordinary share, one-half of one warrant, and one right to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of a business combination, as described in the prospectus of the Company (File Number 333- 261585), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the business combination. The number of Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00.

The issuance of the Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The copies of the Notes are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference, respectively. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Notes.

 Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Units (and the underlying securities) issuable upon conversion of the Notes, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by the Sponsor until the completion of the Company’s initial business combination, and (2) are entitled to registration rights.

Item 8.01. Other Events.

On July 28, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the intention of the Extension.

On August 2, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the issuance of the Extension Note and the deposit of the Extension Fee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Extension Promissory Note, dated July 31, 2023, issued by Blue World Acquisition Corporation to Blue World Holdings Limited
10.2	Promissory Note, dated July 31, 2023, issued by Blue World Acquisition Corporation to Blue World Holdings Limited
99.1	Press Release, dated July 28, 2023, announcing the intention to extend.
99.2	Press Release, dated August 2, 2023, announcing the extension and the extension note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue World Acquisition Corporation

	By:	/s/ Liang Shi
	Name:	Liang Shi
	Title:	Chief Executive Officer

Date: August 2, 2023

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